                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a -
    6(e) (2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Gabelli Asset Management Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                         GABELLI ASSET MANAGEMENT INC.
                              ONE CORPORATE CENTER
                              RYE, NEW YORK 10580

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 11, 2004

                            ------------------------

     We cordially invite you to attend the Annual Meeting of Shareholders of Gabelli Asset Management Inc. at the Greenwich Library, 101 West Putnam Avenue, Greenwich, CT 06830, on Tuesday, May 11, 2004, at 8:30 a.m. At the meeting, we will ask shareholders to:

     1. Elect a Board of nine directors; and

     2. Vote on any other business which properly comes before the meeting.

     At the meeting, we will also review our 2003 financial results and outlook for the future. We will be available to answer your questions.

     Shareholders of record at the close of business on March 29, 2004, are entitled to vote at the meeting or any adjournments. Please read the attached proxy statement carefully and vote your shares promptly whether or not you are able to attend the meeting.

     We encourage all shareholders to attend the meeting.

                                          By Order of the Board of Directors

                                          JAMES E. MCKEE
                                          Vice President, General Counsel
                                          and Secretary

April 19, 2004

                         GABELLI ASSET MANAGEMENT INC.
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                            ------------------------

                                  MAY 11, 2004

                            ------------------------

                     INTRODUCTION; PROXY VOTING INFORMATION

     Unless we have indicated otherwise, or the context otherwise requires, references in this report to "Gabelli Asset Management Inc.," "Gabelli," "we," "us" and "our" or similar terms are to Gabelli Asset Management Inc., its predecessors and its subsidiaries.

     We are sending you this proxy statement and the accompanying proxy card in connection with the solicitation of proxies by the Board of Directors of Gabelli Asset Management Inc. for use at our 2004 Annual Meeting of Shareholders and at any adjournments. The purpose of the meeting is to elect directors and act upon any other matters properly brought to the meeting. We sent you this proxy statement, the proxy card, and our 2003 Annual Report to Shareholders (containing Gabelli's financial statements and other financial information for the year ended December 31, 2003) on or about April 19, 2004. The Annual Report, however, is not part of the proxy solicitation materials.

     Shareholders of record at the close of business on March 29, 2004, the record date, are entitled to vote at the annual meeting. On this record date, Gabelli had outstanding 6,931,553 shares of Class A Common Stock, par value $.001 per share ("Class A Stock"), and 23,128,500 shares of Class B Common Stock, par value $.001 per share ("Class B Stock").

     The presence, in person or by proxy, of a majority of the aggregate voting power of the shares of Class A Stock and Class B Stock outstanding on March 29, 2004 shall constitute a quorum for the transaction of business at the annual meeting. The Class A Stock and Class B Stock vote together as a single class on all matters. Each share of Class A Stock is entitled to one vote per share and each share of Class B Stock is entitled to ten votes per share. Directors who receive a plurality of the votes present or represented at the meeting are elected to serve until the 2005 annual meeting or until their successors are elected and qualify. Any matter other than the election of directors will be determined by a majority of the votes present or represented at the meeting. Abstentions and broker non-votes will count for purposes of establishing a quorum, but will not count as votes cast for the election of directors or on any other matter and accordingly will have no effect.

     We will pay for the costs of soliciting proxies and preparing the meeting materials. We ask securities brokers, custodians, nominees, and fiduciaries to forward meeting materials to our beneficial shareholders as of the record date, and will reimburse them for the reasonable out-of-pocket expenses they incur. Directors, officers and employees of Gabelli and its subsidiaries may solicit proxies personally or by telephone or other means, but will not receive additional compensation.

     The Board of Directors has selected Mario J. Gabelli, Michael R. Anastasio and James E. McKee to act as proxies. When you sign and return your proxy card, you appoint Messrs. Gabelli, Anastasio and McKee as your representatives at the meeting. If you wish to change your vote before the meeting, deliver a letter revoking the proxy to our Secretary (James E. McKee, Gabelli Asset Management Inc., One Corporate Center, Rye, NY 10580-1422) or properly submit another proxy bearing a later date. Even if you vote your proxy before the meeting, you may still attend the meeting, file a notice of revocation for the previously submitted proxy, and then vote again in person. The last proxy properly submitted by you is the one that will be counted.

     Brokerage firms have the authority under New York Stock Exchange rules to vote their clients' unvoted shares on certain routine matters, one of which is the election of directors. If you do not vote your proxy, your brokerage firm may choose to vote for you or leave your shares unvoted. We urge you to respond to your brokerage firm to ensure that your proxy voting instructions are followed.

                             ELECTION OF DIRECTORS

     Nine directors currently serve on our Board of Directors. The Board has nominated the nine individuals named below for election to the Board of Directors to hold office until the next annual meeting of shareholders and until their respective successors are elected and qualify. All of these nominees except for Messrs. Robert S. Prather, Jr. and Edwin L. Artzt are currently members of the Board of Directors.

     All properly executed proxies received in time to be tabulated for the meeting will be voted FOR the election of the nominees named in the following table, unless otherwise specifically instructed. If any nominee becomes unable or unwilling to serve between now and the meeting, your proxies may be voted FOR the election of a replacement designated by the Board of Directors.

THE NOMINEES

     The following are brief biographical sketches of the nine nominees. Unless otherwise noted, they have been officers of the organizations named below or of affiliated organizations as their principal occupations for more than five years.

     The Board of Directors recommends that you vote FOR all of the following nominees:

     MARIO J. GABELLI, age 61, has served as Chairman, Chief Executive Officer, Chief Investment Officer and a director of Gabelli since November 1976. In connection with those responsibilities, he serves as director or trustee and/or officer of registered investment companies managed by Gabelli and its affiliates ("Gabelli Funds"). Mr. Gabelli serves as Vice Chairman and Chief Executive Officer of Lynch Interactive Corporation, a public company engaged in multimedia and other services; Vice Chairman of Lynch Corporation, a public company engaged in manufacturing; and a Director of Morgan Group Holdings, Inc., a public holding company. In addition, Mr. Gabelli is the Chairman and Chief Executive Officer of Gabelli Group Capital Partners, Inc., a private company which owns all of Gabelli's Class B Stock; and the Chairman of MJG Associates, Inc., which acts as a general partner or investment manager of various investment funds and other accounts. Mr. Gabelli also serves as a Governor of the American Stock Exchange; Overseer of Columbia University Graduate School of Business; Trustee of Boston College, Roger Williams University, Winston Churchill Foundation and E.L. Wiegand Foundation; Director of the National Italian American Foundation and the American-Italian Cancer Foundation; and Chairman, Patron's Committee of Immaculate Conception School.

     EDWIN L. ARTZT, age 74, is a nominee for election to our Board of Directors. Mr. Artzt has served as a senior advisor to Gabelli Group Capital Partners, Inc. since September 2003 and as a senior advisor to Kohlberg, Kravis, Roberts & Co. since 2001. He was the Chairman of the Board and Chief Executive Officer of The Procter & Gamble Company from 1990 until 1995. He also served as a senior director and Chief Executive Officer of Barilla S.P.A. Italy from 1995 until 1998. Mr. Artzt is a director of Evenflo Company, Inc. He is also a board member of the Ladies Professional Golf Association (LPGA). Mr. Artzt was recommended as a nominee to the Nominating Committee by our chief executive officer.

     RAYMOND C. AVANSINO, JR., age 61, has been a director of Gabelli since February 2000. Mr. Avansino has been the Chairman of the Board and Chief Executive Officer of the E.L. Wiegand Foundation of Reno, Nevada, a Nevada private charitable trust, since 1982. He is of Counsel to the Nevada law firm of Avansino, Melarkey and Knobel, a firm he founded in 1973. Mr. Avansino is the President of Miami Oil Producers, Inc. He served as President and Chief Operating Officer of Hilton Hotels Corporation from 1993 to 1996, and was a member of the Nevada Gaming Commission from 1981 to 1984.

     JOHN C. FERRARA, age 52, has been a director of Gabelli since December 1999. Mr. Ferrara was the President and Chief Executive Officer of Space Holding Corporation from January 2001 until March 2002, and Chief Financial Officer of Space Holding Corporation from November 1999 to December 2000. From 1998 to 1999, he was the Executive Vice President and Chief Financial Officer for Golden Books Family Entertainment, Inc. From 1989 to 1997, Mr. Ferrara was the Vice President and Chief Financial Officer of Renaissance Communications Corporation. From 1973 to 1989, he held various positions at American Express Company, National Broadcasting Company (NBC) and Deloitte & Touche. Mr. Ferrara is a director of Lynch Interactive Corporation.

     JOHN D. GABELLI, age 59, has been a director of Gabelli since February 2004. Mr. Gabelli has been a senior vice president of GAMCO Investors, Inc. since 1981. He serves as director or trustee for five of the Gabelli Funds. Mr. John Gabelli is the brother of Mr. Mario Gabelli.

     KARL OTTO POHL, age 74, has been a director of Gabelli since 1998. Mr. Pohl is a member of the Shareholder Committee of Sal. Oppenheim jr. & Cie., a private investment bank; Chairman of InCentive Asset Management AG; and Chairman of InCentive Capital AG. Mr. Pohl is a director or trustee of all but one of the Gabelli Funds. Mr. Pohl is a former President of the Deutsche Bundesbank, Germany's Central Bank, and was Chairman of its Central Bank Council from 1980 to 1991. He also served as German Governor of the International Monetary Fund from 1980 to 1991 and as a Board Member to the Bank for International Settlements. Mr. Pohl also served as Chairman to the European Economic Community Central Bank Governors from 1990 to 1991.

     ROBERT S. PRATHER, JR., age 59, is a nominee for election to our Board of Directors. Mr. Prather has been the President and Chief Operating Officer of Gray Television, Inc. since September 2002. He was an Executive Vice President of Gray Television from 1996 until September 2002. Mr. Prather is also a director of Gray Television, Inc. He has served as Chief Executive Officer and director of Bull Run Corporation, a sports and affinity marketing and management company, since 1992. Mr. Prather is also a director of Swiss Army Brands, Inc. Mr. Prather was recommended as a nominee to the Nominating Committee by our chief executive officer.

     FREDERIC V. SALERNO, age 60, has been a director of Gabelli since December 2003. Mr. Salerno was the Vice Chairman and Chief Financial Officer of Verizon Communications. He was named Vice President in 1983 when he managed the divestiture of the firm from the Bell System, and became President and Chief Executive Officer of New York Telephone in 1987. Mr. Salerno was Chairman of Lynch Interactive Corporation from December 2002 until March 2004 and served as a director of that company from August 2002 until March 2004. He is a director of Akamai Technologies, Inc., The Bear Stearns Companies Inc., Consolidated Edison Company, Popular, Inc. and Viacom, Inc.

     VINCENT S. TESE, age 61, has been a director of Gabelli since December 2003. Mr. Tese is Chairman of Wireless Cable International, Inc. and was Chairman of Cross County Wireless from 1993 until 1996 as well as a corporate officer and general partner of its predecessor companies. He served in the New York State Administration of Governor Cuomo from 1983 until 1994. Mr. Tese is a director of The Bear Stearns Companies Inc., Bowne and Company, Inc., Cablevision Systems Corporation, Custodial Trust Co., NWH, Inc. and Mack-Cali Realty Corporation. He is a trustee of New York University School of Law and The New York Presbyterian Hospital.

     The Board of Directors has established guidelines regarding director independence. These guidelines are attached to the Board's Corporate Governance Guidelines, which are available on our web site at www.gabelli.com. A copy of these guidelines may also be obtained upon request from our Secretary. In addition, the Board considered that the investment advisory subsidiaries of Gabelli collectively own approximately 6% of the Class A Common Stock and 11% of the Common Stock of Gray Television, Inc. on behalf of their investment advisory clients. This ownership represents approximately 8% of the total voting power of Gray Television, Inc. Mr. Prather serves as President and Chief Operating Officer and a director of Gray Television, Inc. The Board considered Mr. Prather's lack of economic dependence on Gabelli as well as the difficulty Gabelli would encounter in attempting to unilaterally affect the management of Gray Television, Inc. through the use of its voting power in determining that Mr. Prather would serve as an independent director of the Board. Based on these guidelines and considerations, the Board concluded that the following directors are independent and determined that none of them has a material relationship with Gabelli which would impair his ability to act as an independent director:
Messrs. Avansino, Ferrara, Prather (nominee), Salerno and Tese.

THE BOARD OF DIRECTORS AND COMMITTEES

     During 2003, there were seven meetings of the Board of Directors. Our Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. Gabelli is deemed a controlled company as defined by the corporate governance standards of the New York Stock Exchange by virtue of the fact that Gabelli Group Capital Partners, Inc. holds more than 50% of the voting power. As a result, Gabelli is exempt from the corporate governance standards of the New York Stock Exchange requiring that a majority of the Board of Directors be independent and that all members of the Nominating and Compensation Committees be independent. Nonetheless, our Board of Directors has determined that a majority of our directors are independent and that the members of our Audit Committee and Compensation Committee are all independent directors.

     The Audit Committee regularly meets with Gabelli's independent accountants to ensure that satisfactory accounting procedures are being followed and that internal accounting controls are adequate, review fees charged by the independent accountants and select our independent accountants. Messrs. Avansino, Ferrara, Eamon M. Kelly, Salerno, and Tese, each of whom is an independent director as defined by the corporate governance standards of the New York Stock Exchange, are members of the Audit Committee. Messrs. Salerno and Tese became members of the Audit Committee in February 2004. Mr. Ferrara and other members of the committee meet the standards of an "audit committee financial expert," as defined by Item 401(h) of Regulation S-K, as promulgated under the Securities Act of 1933. Pursuant to the corporate governance standards of the New York Stock Exchange, no director may serve as a member of the Audit Committee if he serves on the audit committees of more than three other public companies unless the Board of Directors determines that such simultaneous service would not impair his ability to serve effectively on the Audit Committee. The Board of Directors has determined that Mr. Salerno's service on the audit committees of the five public companies on which he serves as a director does not impair his ability to serve effectively on Gabelli's Audit Committee and that his continued service on the Audit Committee is in the best interests of Gabelli and its stockholders. The Audit Committee met ten times during 2003. The Audit Committee has a written charter, a copy of which can be found as Exhibit A and on our web site at www.gabelli.com.

     As will be further described in the Report of the Compensation Committee, this committee reviews the amounts paid to the chief executive officer for compliance with the terms of his employment agreement and generally reviews benefits and compensation for the other executive officers. It also administers our Stock Award and Incentive Plan and the Annual Performance Incentive Plan. Messrs. Avansino, Ferrara and Kelly, each of whom is an independent director, are the members of the Compensation Committee. The Compensation Committee met four times during 2003. A copy of the Compensation Committee's charter can be found on our web site at www.gabelli.com.

     The Nominating Committee advises the Board of Directors on the selection and nomination of individuals to serve as directors of Gabelli. Nominations for director submitted to the committee by shareholders are evaluated according to our needs and the nominee's knowledge, experience and background. Messrs. Mario Gabelli, John Gabelli and Pohl are the members of the Nominating Committee. Mr. John Gabelli became a member of the Nominating Committee in February 2004. Messrs. Mario Gabelli, John Gabelli and Pohl are not independent directors as defined by the corporate governance standards of the New York Stock Exchange. The Nominating Committee met once in 2003. A copy of the Nominating Committee's charter can be found on our web site at www.gabelli.com.

     The Nominating Committee does not have a formal policy by which shareholders may recommend director candidates but will consider appropriate candidates recommended by shareholders. A shareholder wishing to submit such a recommendation should send a letter to our Secretary at One Corporate Center, Rye, NY 10580. The mailing envelope must contain a clear notation the enclosed letter is a "Director Nominee Recommendation." The letter must identify the author as a shareholder and provide a brief summary of the candidate's qualifications. At a minimum, candidates recommended for election to the Board of Directors must meet the independence standards of the New York Stock Exchange as well as any criteria used by the Nominating Committee.

     Also, in connection with Gabelli's offering of senior debt securities in May 2003, the Board of Directors appointed a Pricing Committee. Messrs. Avansino and Mario Gabelli were the members of the Pricing Committee. The Pricing Committee met once in 2003. In October 2003, the Board of Directors appointed a Special Committee consisting of all of the Board's independent directors to oversee the internal review of our policies and procedures regarding trading in mutual fund shares. The Special Committee met three times in 2003.

     During 2003, each director attended at least 75% of the meetings of the Board and the Board committees of which he was a member. The Board does not have a policy regarding directors' attendance at our annual meetings. All of our directors at the date of our 2003 Annual Meeting of Shareholders attended that meeting.

COMPENSATION OF DIRECTORS

     Messrs. Mario Gabelli and John Gabelli receive no compensation for serving as directors of Gabelli. The other directors receive annual cash retainers and meeting fees as follows:

Board Member................................................  $20,000
Committee Chairman..........................................  $ 5,000
Attendance in person at Board or Committee Meeting..........  $ 1,000
Attendance by telephone at Board or Committee Meeting.......  $   500

     Directors are also eligible to receive stock options. In February 1999, Mr. Pohl was granted an option to purchase 10,000 shares of Class A Stock at an exercise price of $16.275 per share. In February 2000, Messrs. Avansino and Ferrara were each granted an option to purchase 10,000 shares of Class A Stock at an exercise price of $16.00 per share. In August 2000, Mr. Guenther was granted an option to purchase 10,000 shares of Class A Stock at an exercise price of $23.0625 per share. In October 2002, Mr. Kelly was granted an option to purchase 10,000 shares of Class A stock at an exercise price of $30.40. All of the directors' stock options were granted at 100% of fair market value on the date of grant and have a ten-year term and become exercisable with respect to 75% of the shares after three years from the date of grant and with respect to 100% of the shares after four years from the date of the grant.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     Shareholders who wish to communicate with the Board of Directors or a particular director may send a letter to Gabelli's Secretary at One Corporate Center, Rye, NY 10580. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Shareholder-Board Communication" or "Shareholder-Director Communication." All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

                    INFORMATION REGARDING EXECUTIVE OFFICERS

     Biographical information for Mr. Mario Gabelli appears above. Brief biographical sketches of the other executive officers of Gabelli are set forth below.

     BRUCE N. ALPERT, age 52, has served as Executive Vice President and Chief Operating Officer of Gabelli Funds, LLC or its predecessor since June 1988. Mr. Alpert is an officer of all of the Gabelli Funds. Mr. Alpert is also a director of Gabelli Advisers, Inc. From 1986 until June 1988, he worked at the InterCapital Division of Dean Witter as Vice President and Treasurer of the mutual funds sponsored by Dean Witter. From 1983 through 1986, he worked at Smith Barney Harris Upham & Co. as Vice President in the Financial Services Division and as Vice President and Treasurer of the mutual funds sponsored by Smith Barney. Mr. Alpert also was an Audit Manager and Specialist at Price Waterhouse in the Investment Company Industry Services Group from 1975 through 1983. Mr. Alpert is a Certified Public Accountant.

     DOUGLAS R. JAMIESON, age 49, has served as Executive Vice President and Chief Operating Officer of GAMCO Investors, Inc. (a wholly-owned subsidiary of Gabelli) since 1986 and as a director of GAMCO Investors, Inc. since 1991. Mr. Jamieson was an investment analyst with the Gabelli & Company, Inc. from 1981 to 1986.

     JAMES E. MCKEE, age 40, has served as Vice President, General Counsel and Secretary of Gabelli since August 1995 and as Vice President, General Counsel and Secretary of GAMCO Investors, Inc. since December 1993. Mr. McKee also serves as Secretary of Gabelli's subsidiaries and most of the Gabelli Funds. Prior to joining Gabelli, he was with the Securities and Exchange Commission in New York as a Branch Chief from 1992 to 1993 and as a Staff Attorney from 1989 through 1992, where he worked on matters involving registered investment advisers and investment companies.

     MICHAEL R. ANASTASIO, age 34, has served as Vice President and Chief Accounting Officer of Gabelli since September 2003. Mr. Anastasio was the Chief Financial Officer of Gabelli & Partners LLC (a wholly-owned subsidiary of Gabelli Securities, Inc.) from May 2001 through August 2003. Mr. Anastasio serves as a director of certain alternative investment products managed by subsidiaries of Gabelli. Prior to joining Gabelli, Mr. Anastasio served as Chief Financial Officer of an alternative investments marketing firm. Previously, he was a Senior Manager with Ernst & Young LLP specializing in financial services and risk management. Mr. Anastasio is a Certified Public Accountant.

                       COMPENSATION OF EXECUTIVE OFFICERS

     SUMMARY COMPENSATION TABLE. The following table summarizes the compensation of our executive officers who received the highest compensation during 2003:

                           SUMMARY COMPENSATION TABLE

                                                   ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                                            ----------------------------------    ---------------------------------
                                                                   ALL OTHER      RESTRICTED   SECURITIES
                                                                     ANNUAL         STOCK      UNDERLYING    LTIP
                                            SALARY      BONUS     COMPENSATION      AWARDS      OPTIONS     PAYOUTS
NAME AND PRINCIPAL POSITION          YEAR     ($)        ($)          ($)            ($)          (#)         ($)
---------------------------          ----   -------    -------    ------------    ----------   ----------   -------
Mario J. Gabelli...................  2003     -0-(a)       -0-(b)  38,702,110(c)     -0-            -0-       -0-
  Chairman of the Board,             2002     -0-(a)       -0-(b)  37,728,104(c)     -0-            -0-       -0-
  Chief Executive Officer and        2001     -0-(a)       -0-(b)  47,115,626(c)     -0-            -0-       -0-
  Chief Investment Officer
Bruce N. Alpert....................  2003   300,000    150,000        192,262(d)     -0-         20,000       -0-
  Executive Vice President and       2002   300,000    150,000        100,889(d)     -0-            -0-       -0-
  Chief Operating Officer of         2001   300,000    250,000         68,300(d)     -0-            -0-       -0-
  Gabelli Funds, LLC
Michael R. Anastasio(e)............  2003   160,000    290,000(f)      32,602(g)     -0-         20,000       -0-
  Vice President and Chief
  Accounting Officer
Douglas R. Jamieson................  2003   300,000    400,000(h)   1,594,362(i)     -0-         20,000       -0-
  Executive Vice President and       2002   300,000    300,000      2,098,739(i)     -0-            -0-       -0-
  Chief Operating Officer of         2001   300,000        -0-      1,732,863(i)     -0-            -0-       -0-
  GAMCO Investors, Inc.
James E. McKee.....................  2003   300,000    400,000(h)         602(k)     -0-         20,000       -0-
  Vice President, General Counsel    2002   300,000    400,000(j)         598(k)     -0-            -0-       -0-
  and Secretary                      2001   300,000    250,000         50,526(k)     -0-          5,000       -0-
Robert S. Zuccaro(l)...............  2003   163,793        -0-            -0-        -0-         12,000       -0-
  Former Vice President and          2002   300,000    100,000            598(m)     -0-            -0-       -0-
  Chief Financial Officer            2001   300,000    100,000            526(m)     -0-            -0-       -0-

---------------
(a)  Mr. Gabelli received no fixed salary. Refer to footnote (c).

(b)  Mr. Gabelli received no bonus.

(c) For 2003, represents: (i) $9,001,823 representing the incentive-based management fee (10% of Gabelli's pre-tax profits); (ii) $11,846,248 for acting as portfolio manager and/or attracting and providing client service to a large number of Gabelli's separate accounts; (iii) $9,374,737 for creating and acting as portfolio manager of several open-end Gabelli Funds;
     (iv) $5,751,703 for creating and acting as portfolio manager of the closed-end Gabelli Funds; (v) $2,726,997 for providing other services, including acting as portfolio manager of partnerships and as a broker; and
     (vi) $602 representing a contribution made under Gabelli's profit-sharing plan. For 2002, represents: (i) $9,532,807 representing the incentive-based management fee (10% of Gabelli's pre-tax profits); (ii) $12,953,829 for acting as portfolio manager and/or attracting and providing client service to a large number of Gabelli's separate accounts; (iii) $10,527,712 for creating and acting as portfolio manager of several open-end Gabelli Funds;
     (iv) $3,266,837 for creating and acting as portfolio manager of the closed-end Gabelli Funds; (v) $1,446,321 for providing other services, including acting as portfolio manager of partnerships and as a broker; and
     (vi) $598 representing a contribution made under Gabelli's profit-sharing plan. For 2001, represents: (i) $11,324,732 representing the incentive-based management fee (10% of Gabelli's pre-tax profits); (ii) $12,933,226 for acting as portfolio manager and/or attracting and providing client service to a large number of Gabelli's separate accounts; (iii) $15,428,158 for creating and acting as portfolio manager of several open-end Gabelli Funds; (iv) $5,200,356 for creating and acting as portfolio manager of the closed-end Gabelli Funds; (v) $2,228,628 for providing other services, including acting as portfolio manager of partnerships and as a broker; and (vi) $526 representing a contribution made under Gabelli's profit-sharing plan.

(d) For 2003, represents incentive-based variable compensation for attracting and/or providing client service to separate accounts, shareholders of the Gabelli Funds or investors in other products sponsored by Gabelli ("Variable Compensation") in the amount of $41,660, special variable compensation in the amount of $150,000 related to the initial public offering of The Gabelli Dividend and Income Trust ("GDV Compensation") and a contribution made by Gabelli under its profit-sharing plan of $602. For 2002, represents Variable Compensation in the amount of $100,291 and a contribution made by Gabelli under its profit-sharing plan of $598. For 2001, represents Variable Compensation in the amount of $67,774 and a contribution made by Gabelli under its profit-sharing plan of $526.

(e)  Mr. Anastasio became Chief Accounting Officer of Gabelli in September 2003.

(f) Includes (i) $100,000 which vests and is payable on January 1, 2005 if Mr. Anastasio remains employed by Gabelli at that time; (ii) $30,000 which vests and is payable on April 1, 2005 provided Mr. Anastasio remains employed by Gabelli at that time and meets certain performance objectives; and (iii) $30,000 which vests and is payable on April 1, 2006 provided Mr. Anastasio remains employed by Gabelli at that time and meets certain performance objectives. In lieu of interest, Mr. Anastasio will be paid an amount equal to the return on selected alternative investment products managed by Gabelli.

(g) Represents GDV Compensation of $25,000, a variable compensation allocation of $7,000 related to alternative investments and a contribution made by Gabelli under its profit-sharing plan in the amount of $602.

(h) $200,000 of this amount vests and is payable on January 1, 2005 if the individual remains employed by Gabelli at that time. In lieu of interest, the individual will be paid an amount equal to the return on a selected alternative investment product managed by Gabelli.

(i) For 2003, represents Variable Compensation in the amount of $1,573,760, GDV Compensation in the amount of $20,000 and a contribution made by Gabelli under its profit-sharing plan in the amount of $602. For 2002, represents Variable Compensation in the amount of $2,098,141 and a contribution made by Gabelli under its profit-sharing plan in the amount of $598. For 2001, represents Variable Compensation in the amount of $1,732,337 and a contribution made by Gabelli under its profit-sharing plan of $526.

(j)  $100,000 of this amount was paid as a special interim bonus in June 2002.

(k) For 2003 and 2002, represents contributions by Gabelli under its profit-sharing plan. For 2001, represents a payment from a variable compensation pool of $50,000, and a contribution by Gabelli under its profit-sharing plan of $526.

(l)  Mr. Zuccaro resigned from Gabelli in July 2003.

(m) Represents contributions made by Gabelli under its profit-sharing plan.

     OPTION GRANTS. The following table shows the number of stock options granted in 2003 to the executive officers named in the Summary Compensation Table and other information regarding their grants. Stock options are granted at 100% of fair market value on the date of grant and are generally exercisable with respect to 75% of the shares on the third anniversary of the grant and with respect to 100% of the shares on the fourth anniversary of the grant.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                  POTENTIAL REALIZABLE
                                          INDIVIDUAL GRANTS                         VALUE AS ASSUMED
                       --------------------------------------------------------      ANNUAL RATES OF
                        NUMBER OF       % OF TOTAL                                     STOCK PRICE
                        SECURITIES     OPTIONS/SARS                                  APPRECIATED FOR
                        UNDERLYING      GRANTED TO     EXERCISE OR                     OPTION TERM        GRANT DATE
                       OPTIONS/SARS    EMPLOYEES IN    BASE PRICE    EXPIRATION   ---------------------    PRESENT
                         GRANTED       FISCAL YEAR      ($/SHARE)       DATE       5% ($)      10% ($)    VALUE ($)
                       ------------   --------------   -----------   ----------   ---------   ---------   ----------
Mario J. Gabelli.....         --             --             N/A            N/A          --          --          --
Bruce N. Alpert......     20,000           3.16%          29.00      5/13/2013     125,000     269,200     172,960(b)
Michael R.
  Anastasio..........     20,000           3.16%          28.95      2/18/2013     124,800     268,800     175,680(c)
Douglas R.
  Jamieson...........     20,000           3.16%          29.00      5/13/2013     125,000     269,200     172,960(b)
James E. McKee.......     20,000           3.16%          29.00      5/13/2013     125,000     269,200     172,960(b)
Robert S. Zuccaro....     12,000           1.90%          29.00      5/13/2013          --(a)       --(a)  103,776(b)

---------------
(a) Mr Zuccaro forfeited options granted during 2003 as a result of his termination of employment with Gabelli in July 2003.

(b) Option values reflect Black-Scholes model output for options. The assumptions used in the model were assumed volatility of .379, risk-free rate of return of 2.64%, dividend yield of 0%, and time to exercise of 5 years. Additionally, a 20% discount was applied for nontransferability and probability of forfeiture due to the vesting terms of the options (75% after 3 years and 100% after 4 years).

(c) Option values reflect Black Scholes and model output for options. The assumptions used in the model were assumed volatility of .379, risk-free rate of return of 3.04%, dividend yield of 0%, and time to exercise of 5 years. Additionally, a 20% discount was applied for nontransferability and probability of forfeiture due to the vesting terms of the options (75% after 3 years and 100% after 4 years).

     FISCAL YEAR-END OPTIONS TABLE. The following table shows the number of unexercised options for those executive officers named in the Summary Compensation Table. An "in-the-money" option was an option for which the option price of the underlying stock was less than $39.80, the closing market price of the Class A Stock on December 31, 2003.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                          AND FISCAL YEAR-END OPTIONS

                                                                NUMBER OF                     VALUE OF
                                                          SECURITIES UNDERLYING              UNEXERCISED
                                                         UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                            VALUE           DECEMBER 31, 2003           DECEMBER 31, 2003 ($)
                       SHARES ACQUIRED    REALIZED     ---------------------------   ---------------------------
NAME                     ON EXERCISE         ($)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                   ---------------   -----------   -----------   -------------   -----------   -------------
Mario J. Gabelli.....         -0-              -0-          -0-            -0-             -0-            -0-
Bruce N. Alpert......         -0-              -0-        7,500         20,000         176,438        216,009
Douglas R.
  Jamieson...........         -0-              -0-        9,750         20,750         229,988        233,850
James E. McKee.......      10,000          203,415       15,000         25,000         352,875        256,900
Michael R.
  Anastasio..........         -0-              -0-          -0-         20,000             -0-        217,000
Robert S. Zuccaro....      45,500          909,073          -0-            -0-             -0-            -0-

     EQUITY COMPENSATION PLAN TABLE. The following table shows information regarding outstanding options and shares reserved for future issuance under our equity compensation plans as of December 31, 2003.

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                       NUMBER OF SECURITIES
                                                                                      REMAINING AVAILABLE FOR
                                        NUMBER OF SECURITIES                           FUTURE ISSUANCE UNDER
                                            TO BE ISSUED         WEIGHTED-AVERAGE       EQUITY COMPENSATION
                                          UPON EXERCISE OF      EXERCISE PRICE OF        PLANS (EXCLUDING
                                        OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,   SECURITIES REFLECTED IN
PLAN CATEGORY                           WARRANTS AND RIGHTS    WARRANTS AND RIGHTS       THE FIRST COLUMN)
-------------                           --------------------   --------------------   -----------------------
Equity compensation plans approved by
  security holders....................        949,650                 $26.27                 1,224,250
Equity compensation plans not approved
  by security holders.................            -0-                    -0-                       -0-
Total.................................        949,650                 $26.27                 1,224,250

REPORT OF THE COMPENSATION COMMITTEE

     Messrs. Avansino, Ferrara and Kelly, each of whom is an independent director, are the members of the Compensation Committee. In this report, the term "we" refers to members of the Compensation Committee. Our report on executive compensation for 2003 follows:

     We are responsible to the Board of Directors, and ultimately to the shareholders of Gabelli, for:

     - Reviewing the amounts paid to the chief executive officer pursuant to his employment agreement for compliance with the terms thereof;

     - Administering the Stock Award and Incentive Plan and the Annual Performance Incentive Plan; and

     - Reviewing and approving the compensation policies and general compensation levels for Gabelli's other executive officers.

     We recognize that the investment management and securities industries are highly competitive and that experienced professionals have significant career mobility. We believe that the ability to attract, retain and provide appropriate incentives for the highest quality professional personnel is essential to maintain Gabelli's competitive position in the investment management and securities industries, as well as to provide for the long-term success of Gabelli.

     We believe that Gabelli must pay competitive levels of cash compensation and offer appropriate equity and other incentive programs. These programs must always be consistent with stockholder interests. We think these programs are necessary to motivate and retain Gabelli's professional personnel. These compensation programs are keyed to achieve performance goals that our Committee and the Board determine.

EXECUTIVE OFFICER COMPENSATION

     The compensation for Gabelli's executive officers (other than for Mario J. Gabelli whose compensation is described separately below) is composed of base salary, annual bonus compensation, stock option awards and incentive-based variable compensation.

BASE SALARY AND ANNUAL BONUS

     Mr. Mario Gabelli recommends to the Committee the amounts of the base salaries and annual bonuses for Gabelli's executive officers, which amounts are subject to our review and approval. We reviewed the base salaries proposed by Mr. Gabelli for the executive officers in light of the responsibilities associated with the position held, the individual's overall level of experience, competitive practices and other subjective factors. The base salaries for Messrs. Alpert, Jamieson, and McKee were set at $300,000 for both 2003 and 2004. Mr. Anastasio's base salary was increased to $180,000 in September 2003 and to $250,000 effective February 2004. Mr. Mario Gabelli receives no base salary.

     We also reviewed the annual bonuses proposed by Mr. Gabelli for the executive officers for their services in 2003 in light of their individual and business unit performance and other subjective factors. We approved the bonuses reflected in the Summary Compensation Table.

STOCK OPTIONS

     Gabelli's executive compensation programs also include stock option awards, which we believe provide additional incentives to increase shareholder value and retain qualified individuals. All 2003 stock option awards were granted with an exercise price equal to the market price of the Class A Stock at the time of the grant and become exercisable with respect to 75% of the shares after three years and with respect to 100% of the shares after four years. Individual award levels are based upon a subjective evaluation of each individual's overall past and expected future contribution. There is no specific formula used to determine option awards for any individual.

VARIABLE COMPENSATION

     To the extent that they have the proper regulatory registrations, all of Gabelli's staff are eligible to receive incentive-based variable compensation for attracting and/or providing client service to separate accounts, shareholders of the Gabelli Funds or investors in other products sponsored by Gabelli. Mr. Jamieson, who provides client service to a significant number of separate accounts managed by Gabelli, received the majority of his total 2003 compensation from variable compensation payments.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Mario Gabelli received no base salary and no annual bonus in 2003, and he has not been awarded any stock options. All of the compensation paid to Mr. Gabelli in 2003 was incentive-based variable compensation that was paid in accordance with Mr. Gabelli's Employment Agreement.

     Prior to its initial public offering in February 1999, Gabelli entered into an Employment Agreement with Mr. Mario Gabelli relating to his service as Chairman of the Board, Chief Executive Officer, Chief Investment Officer of Gabelli, and executive for certain subsidiaries and Portfolio Manager for certain mutual funds and separate accounts. Under the Employment Agreement, Mr. Gabelli receives, as compensation for managing or overseeing the management of investment companies and partnerships, attracting mutual fund accounts, attracting or managing separate accounts, acting as a broker or otherwise generating revenues for Gabelli, a percentage of revenues or net profits relating to or generated by such activities (which revenues or net profits are substantially derived from assets under management). Such payments are made in a manner and at rates as agreed to from time to time by Gabelli, which rates have been and generally will be the same as those received by other professionals in Gabelli performing similar services. With respect to Gabelli's institutional and retail asset management, mutual fund advisory and brokerage business, Gabelli generally pays out up to 40% of the revenues or net profits to the portfolio managers, brokers and marketing staff who introduce, service or generate such business, with payments involving the separate accounts being typically based on revenues and payments involving the mutual funds being typically based on net profits.

     Pursuant to the Employment Agreement, in addition to his revenue or net profit-based compensation, Mr. Gabelli receives an incentive-based management fee in the amount of 10% of the aggregate pre-tax profits, if any, of Gabelli as computed for financial reporting purposes in accordance with generally accepted accounting principles (before consideration of this fee or the $50 million deferred payment described below or any employment taxes thereon) so long as he is an executive of Gabelli and devoting the substantial majority of his working time to its business. This incentive-based management fee is subject to our review at least annually for compliance with the terms thereof. Mr. Gabelli has agreed that while he is employed by Gabelli or until February 17, 2005, whichever is longer, he will not provide investment management services outside of Gabelli, except for certain permitted accounts. Pursuant to the Employment Agreement, an assignee of Mr. Gabelli received a deferred payment of $50 million plus accrued interest paid on January 2, 2002. Interest on the deferred payment had been payable quarterly at an annual rate of 6%. Because these compensation arrangements involve variable incentive-based fees, the $1.0 million deductibility limit of Section 162(m) is generally not expected to apply to the payments. The Employment Agreement may not be amended without the approval of this Committee.

                                          COMPENSATION COMMITTEE

                                          Raymond C. Avansino, Jr. (Chairman)
                                          John C. Ferrara
                                          Eamon M. Kelly

                            STOCK PERFORMANCE CHART

     We are required by the Securities and Exchange Commission to provide you with a comparison of the cumulative total return on our Class A Stock as of December 31, 2003 with that of a broad equity market index and either a published industry index or a peer group index selected by us. The following chart compares the return on the Class A Stock with the return on the Russell 2000 Index and an index comprised of public companies with the Standard Industrial Classification (SIC) Code 6282, Investment Advice. The comparison assumes that $100 was invested in the Class A Stock at Gabelli's initial public offering on February 11, 1999, and in each of the named indices, including the reinvestment of dividends, on February 11, 1999.

                        [TOTAL RETURN COMPARISON GRAPH]

                                    Feb. 11,    Dec. 31,    Dec. 31,    Dec. 31,    Dec. 31,    Dec. 31,
                                      1999        1999        2000        2001        2002        2003
                                    --------    --------    --------    --------    --------    --------
Gabelli Asset
  Management Inc.                    100.00       92.86      189.65      246.86      171.43      227.54
SIC Code Index                       100.00      113.62      191.07      164.49      128.68      169.64
Russell 2000 Index                   100.00      118.10      113.00      114.16       89.52      130.14

                      CERTAIN OWNERSHIP OF GABELLI'S STOCK

     The following table sets forth, as of March 10, 2004, certain information with respect to all persons known to Gabelli who beneficially own more than 5% of the Class A Stock or Class B Stock. The table also sets forth information with respect to stock ownership of the directors, each of the executive officers named in the Summary Compensation Table, and all directors and executive officers as a group. The number of shares beneficially owned is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which a person has the sole or shared voting or investment power and any shares which the person can acquire within 60 days (e.g., through the exercise of stock options). Except as otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the shares set forth in the table.

                                                                          AMOUNT AND
                                                                          NATURE OF
                                                              TITLE OF    BENEFICIAL    PERCENT OF
NAME OF BENEFICIAL OWNER*                                      CLASS      OWNERSHIP       CLASS
-------------------------                                     --------    ----------    ----------
Baron Capital Group, Inc. ..................................  Class A        621,400(1)     8.9%
Brandywine Asset Management, LLC............................  Class A        409,025(2)     5.9%
Cascade Investment, L.L.C. .................................  Class A      1,923,076(3)    21.7%
Chilton Investment Company, Inc. ...........................  Class A        500,000(4)     7.2%
Engemann Asset Management...................................  Class A        520,634(5)     7.5%
Westcap Investors, LLC......................................  Class A      1,006,453(6)    14.5%
Mario J. Gabelli............................................  Class A        113,265        1.6%
                                                              Class B     23,128,500(7)     100%
Bruce N. Alpert.............................................  Class A         30,500(8)      **
Michael R. Anastasio........................................  Class A              0         **
Douglas R. Jamieson.........................................  Class A         12,500(9)      **
James E. McKee..............................................  Class A         21,842(10)      **
Edwin L. Artzt..............................................  Class A              0         **
Raymond C. Avansino, Jr. ...................................  Class A         94,000(11)     1.3%
John C. Ferrara.............................................  Class A         20,000(12)      **
John D. Gabelli.............................................  Class A          1,050(13)      **
Paul B. Guenther............................................  Class A         17,500(14)      **
Eamon M. Kelly..............................................  Class A          1,000         **
Karl Otto Pohl..............................................  Class A         10,000(15)      **
Robert S. Prather...........................................  Class A              0         **
Frederic V. Salerno.........................................  Class A              0         **
Vincent S. Tese.............................................  Class A              0         **
All Directors and Executive Officers as a Group.............  Class A        321,657        4.6%
                                                              Class B     23,128,500        100%

---------------
  (*) The address of each beneficial owner of more than 5% of the Class A Stock or Class B Stock is as follows: Baron Capital Group, Inc., 767 Fifth Avenue, New York, NY 10153; Brandywine Asset Management, LLC, Three Christina Centre, 201 N. Walnut Street, Wilmington, DE 19801; Cascade Investment, LLC, 2365 Carillon Point, Kirkland, WA 98033; Chilton Investment Company, Inc., 65 Locust Avenue, New Canaan, CT 06840; Roger Engemann & Associates, Inc., 600 North Rosemead Blvd., Pasadena, CA 91107; Westcap Investors, LLC, 11111 Santa Monica Blvd., Los Angeles, CA 90025; and Mario J. Gabelli, One Corporate Center, Rye, NY 10580.

 (**) Represents beneficial ownership of less than 1%.

 (1) As reported in an amendment to Schedule 13G, dated February 13, 2004. According to this filing, Baron Capital Group, Inc. and Ronald Baron beneficially own 621,400 shares, BAMCO, Inc. beneficially owns 593,000, and Baron Capital Management, Inc. beneficially owns 28,400 shares and each of the reporting persons has shared voting and dispositive power with respect to these shares. These reporting persons disclaim beneficial ownership to the extent these shares are held by their investment advisory clients and not directly by the reporting persons.

 (2) As reported in a Schedule 13G, dated February 13, 2004. According to this filing, Brandywine Asset Management, LLC has shared voting and dispositive power with respect to all of the reported shares.

 (3) As reported in a Schedule 13D, dated August 27, 2001. Cascade Investment, L.L.C.'s beneficial ownership of these shares assumes the conversion of a $100 million convertible note purchased by it from Gabelli. The shares beneficially owned by Cascade Investment, L.L.C. may be deemed to be beneficially owned by William H. Gates III, the sole member of Cascade Investment, L.L.C.

 (4) As reported in an amendment to Schedule 13G, dated February 13, 2004. According to this filing, Chilton Investment Company, Inc. has sole voting and dispositive power with respect to all of the reported shares.

 (5) As reported in an amendment to Schedule 13G, dated February 2, 2004. According to this filing, Engemann Asset Management. and Pasadena Capital Corporation have shared voting and dispositive power with respect to these shares.

 (6) As reported in an amendment to Schedule 13G, dated February 4, 2004. According to this filing, Westcap Investors, LLC has sole voting power with respect to 773,552 of the reported shares and sole dispositive power with respect to all of the reported shares.

 (7) Owned by Gabelli Group Capital Partners, Inc. ("GGCP") and two of its subsidiaries. Mr. Gabelli disclaims beneficial ownership of these shares in excess of his ownership interest in GGCP.

 (8) Includes 7,500 shares that may be acquired through the exercise of stock options.

 (9) Includes 10,500 shares that may be acquired through the exercise of stock options.

(10) Includes 18,750 shares that may be acquired through the exercise of stock options

(11) Includes 10,000 shares that may be acquired through the exercise of stock options. 60,000 shares are owned by entities for which Mr. Avansino serves as a director or officer. Mr. Avansino disclaims beneficial ownership of these 60,000 shares.

(12) Includes 10,000 shares that may be acquired through the exercise of stock options.

(13) Includes 250 shares that may be acquired through the exercise of stock options.

(14) Includes 7,500 shares that may be acquired through the exercise of stock options.

(15) Represents shares that may be acquired through the exercise of stock options.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on a review of filings made under Section 16(a) of the Securities Exchange Act of 1934, we believe that our directors and executive officers and other shareholders who may own 10% or more of Gabelli's common stock have complied with the requirements of Section 16(a) the Securities Exchange Act of 1934 to report ownership, and transactions which change ownership, on time.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Gabelli Group Capital Partners, Inc. ("GGCP"), formerly known as Gabelli Funds, Inc., and two of its subsidiaries own all of Gabelli's Class B Stock, representing approximately 97% of the combined voting power and 77% of the outstanding shares of Gabelli's common stock. Prior to its initial public offering in February 1999, Gabelli and GGCP entered into a Management Services Agreement, with a one-year term and renewable annually, under which Gabelli will provide certain services for GGCP, including furnishing office space and equipment, providing insurance coverage, overseeing the administration of its business and providing personnel to perform certain administrative services. The Management Services Agreement was renewed in May 2003. Pursuant to the Management Services Agreement, GGCP paid Gabelli $300,000 for services provided in 2003.

     As of December 5, 1997, GGCP entered into a master lease agreement with M4E, LLC, which is owned by the children of Mr. Mario Gabelli (all of whom work for Gabelli), for a 60,000 square foot building, of which approximately 9,000 square feet are currently subleased to other tenants. The master lease for the building and property, which is located at 401 Theodore Fremd Avenue, Rye, New York (the "Building"), expires on April 30, 2013. From December 5, 1997 through December 31, 2002, GGCP agreed to pay rent equal to $720,000 per year. For 2003, the rent was $756,000 and will increase to $771,894 for the period January 1, 2004 through December 31, 2004 . From January 1, 2005 through April 30, 2013, the rent will be a minimum of $765,000 per year, adjusted for inflation. GGCP agreed to be responsible under the master lease for all operating expenses, costs of electricity and other utilities and taxes. As of February 9, 1999, GGCP assigned all of its rights and obligations under the master lease to Gabelli.

     As of December 5, 1997, GGCP subleased to Lynch Corporation, a company for which Mr. Mario Gabelli serves as Vice Chairman and is a significant stockholder, approximately 5,000 square feet in the Building. The sublease had a five-year term. With the assignment of the master lease, Gabelli became the successor as landlord to GGCP under this sublease. As of September 1, 1999, Lynch Corporation assigned all of its rights and obligations under the sublease to Lynch Interactive Corporation, a company for which Mr. Mario Gabelli serves as Vice Chairman and is a significant stockholder. Effective May 1, 2001, the parties agreed to reduce the leased space to approximately 3,300 square feet. Effective December 5, 2002, Gabelli and Lynch Interactive Corporation extended the lease on this space for five years, although Gabelli has a right to terminate it after three years. Pursuant to this lease, Lynch Interactive Corporation pays rent to Gabelli at the rate of $28 per square foot plus $3 per square foot for electricity, subject to adjustment for increases in taxes and other operating expenses. The total amount paid in 2003 for rent and other expenses under this lease was $103,354. An unaffiliated entity that subleases approximately 5,069 square feet in the Building paid rent to Gabelli in 2003 at the rate of $28 per square foot plus $3 per square foot for electricity.

     GAMCO Investors, Inc. ("GAMCO"), a wholly-owned subsidiary of Gabelli, has entered into agreements to provide advisory and administrative services to MJG Associates, Inc., which is wholly-owned by Mr. Mario Gabelli, and to Gabelli Securities, Inc. ("GSI"), a majority-owned subsidiary of Gabelli, with respect to the private investment funds managed by each of them. Pursuant to such agreements, GSI and MJG Associates, Inc. paid GAMCO $50,000 and $10,000, respectively, (excluding reimbursement of expenses) for 2003.

     Gabelli Securities International Limited ("Gabelli Securities International") was formed in 1994 to provide management and investment advisory services to offshore funds and accounts. Marc Gabelli, a portfolio manager with Gabelli and the son of Mr. Mario Gabelli, owns 55% of Gabelli Securities International and GSI owns the remaining 45%. In 1994, Gabelli International Gold Fund Limited ("GIGFL"), an offshore investment company investing primarily in securities of issuers with gold-related activities, was formed and Gabelli Securities International entered into an agreement to provide management services to GIGFL. GSI in turn entered into an agreement with Gabelli Securities International to provide investment advisory services to GIGFL in return for receiving all investment management fees paid by GIGFL. Pursuant to such agreement, GSI received investment management fees of $118,440 for 2003. In April 1999, Gabelli Global Partners, Ltd., an offshore investment fund, was incorporated. Gabelli Securities International and Gemini Capital Management, LLC ("Gemini"), an entity owned by Marc Gabelli, were engaged by the fund as investment advisors as of July 1, 1999. The fund paid half of the management fees for 2003, approximately $107,131, to Gabelli Securities International which amount it in turn paid to GSI for services provided. In April 1999, GSI formed Gabelli Global Partners, L.P., an investment limited partnership for which GSI and Gemini are the general partners. In March 2002, Gabelli Global Partners, L.P. changed its name to Gemini Global Partners, L.P. Gemini received half of the management fee paid by the partnership to the general partners in the amount of $102,311 for 2003. In December 1999, Gabelli European Partners, Ltd., an offshore investment fund, was incorporated. Gabelli Securities International was engaged as an investment advisor by the fund as of January 1, 2000. For services rendered by GSI, Gabelli Securities International paid GSI all of the incentive and management fees it received for 2003 from the fund in the amount of $49,457.

     For 2003, Gabelli reimbursed GGCP in the amount of $92,593 for GGCP's incremental costs (but not the fixed costs) relating to Gabelli's use of an airplane in which GGCP owns a fractional interest. Mr. Mario Gabelli's spouse has been employed by Gabelli since 1984 and has been his spouse since 2002. Gabelli has an agreement with Mr. Karl Otto Pohl to pay him an annual retainer fee equal to the difference between $250,000 and the amounts received by Mr. Pohl directly from the Mutual Funds for his service on their boards of directors. The Mutual Funds did not pay Mr. Pohl any amount in 2003. As required by Gabelli's Code of Ethics, our staff members are required to maintain their brokerage accounts at Gabelli & Company unless they receive permission to maintain an outside account. Gabelli & Company offers all of its staff the opportunity to engage in brokerage transactions at discounted rates. Accordingly, many of Gabelli's staff members, including the executive officers or entities controlled by them, have brokerage accounts at Gabelli & Company and have engaged in securities transactions through it at discounted rates. From time to time, Gabelli through its subsidiaries in the ordinary course of business has also provided brokerage or investment advisory services to Gabelli's directors, the substantial shareholders listed in the table under "Certain Ownership of Gabelli's Stock" or entities controlled by such persons for discounted or customary fees.

                         REPORT OF THE AUDIT COMMITTEE

     Messrs. Avansino, Ferrara, Kelly, Salerno and Tese, each of whom is an independent director, are the members of the Audit Committee. In this report, the term "we" refers to the members of the Audit Committee.

     The Board of Directors has adopted a written charter for the Audit Committee. A copy of that charter can be found as Exhibit A and on our web site at www.gabelli.com. Our job is one of oversight as set forth in our charter. Gabelli's management is responsible for preparing Gabelli's financial statements and for maintaining internal controls. The independent auditors are responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly represent the financial position, results of operations and cash flows of Gabelli in conformity with generally accepted accounting principles.

     We have reviewed and discussed Gabelli's audited 2003 financial statements with management and with Ernst & Young LLP, Gabelli's independent auditors.

     We have discussed with Ernst & Young LLP the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees.

     We have received from Ernst & Young LLP the written statements required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and have discussed with Ernst & Young LLP its independence.

     Based on the review and discussions referred to above, we have recommended to the Board of Directors that the audited financial statements be included in Gabelli's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          Eamon M. Kelly (Chairman)
                                          Raymond C. Avansino, Jr.
                                          John C. Ferrara
                                          Frederic V. Salerno
                                          Vincent S. Tese

                            INDEPENDENT ACCOUNTANTS
SELECTION OF ERNST & YOUNG LLP

     In November 2003, the Audit Committee selected Ernst & Young LLP to be our independent accountants for the year ending December 31, 2003. The Audit Committee has not selected auditors for the current year, since its normal practice is to make the selection later in the year. Ernst & Young LLP has been Gabelli's independent auditors since its inception in 1998. A representative of this firm will be present at the meeting. The representative will have the opportunity to make a statement and respond to appropriate questions from shareholders.

ERNST & YOUNG LLP FEES FOR 2003

     Fees for professional services provided by our independent auditors in each of the last two fiscal years, in each of the following categories are:

                                                                2003       2002
                                                              --------   --------
Audit Fees..................................................  $650,000   $467,000
Audit-Related Fees..........................................        --         --
Tax Fees....................................................    65,000     57,500
All Other Fees..............................................   208,500    116,500

     Audit Fees include fees associated with the annual audit, the reviews of our quarterly reports on Form 10-Q and the review of registration statements filed with the SEC. Tax Fees include tax compliance services related to the review and preparation of tax returns for Gabelli and certain subsidiaries. All Other Fees include fees for audit and tax services related to limited partnerships and offshore funds managed by subsidiaries of Gabelli.

     The Audit Committee considered whether the provision of services described above under Tax Fees and All Other Fees is compatible with maintaining Ernst & Young's independence.

POLICIES AND PROCEDURES FOR PRE-APPROVING AUDIT AND NON-AUDIT SERVICES

     The Audit Committee has sole authority to pre-approve all audit and non-audit services provided by the independent auditors in accordance with Gabelli's Audit and Non-Audit Services Pre-Approval Policy and will not engage the independent auditors to perform non-audit services prohibited by law or regulation. This authority may be delegated to a member of the Audit Committee. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting. All of the services described under Audit Fees, Tax Fees and All Other Fees for 2003 were pre-approved in accordance with this policy.

               SHAREHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

     Qualified shareholders who want to have proposals presented at our 2005 annual meeting must deliver them to Gabelli by December 20, 2004, in order to be considered for inclusion in next year's proxy statement and proxy.

                                 OTHER MATTERS

     We know of no other matters to be presented to you at the meeting other than the election of directors. If other matters are considered at the meeting, the proxies will vote on these matters in accordance with their judgment of the best interests of Gabelli.

     WE WILL PROVIDE A FREE COPY OF GABELLI'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003. REQUESTS SHOULD BE IN WRITING AND ADDRESSED TO OUR CHIEF ACCOUNTING OFFICER (MICHAEL R. ANASTASIO, GABELLI ASSET MANAGEMENT INC., ONE CORPORATE CENTER, RYE, NY 10580-1422).

                                                                       EXHIBIT A

                         GABELLI ASSET MANAGEMENT INC.

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER

                                  ORGANIZATION

     There shall be an Audit Committee of the Board of Directors which shall be composed of directors who are independent (as defined by applicable laws and rules and regulations) of the management of Gabelli Asset Management Inc. ("Gabelli"), are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member, and who are "financially literate" (i.e., have the ability to understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement). At least one member will have accounting or related financial management expertise.

                                    MEMBERS

     The Board annually will appoint not less than three directors as members of the Committee.

                             STATEMENT OF PRINCIPLE

     The function of the Audit Committee is oversight; it is management's responsibility to maintain appropriate systems for accounting and internal control, and the auditor's responsibility to plan and carry out a proper audit. The outside auditor is ultimately accountable to the Board of Directors, as representatives of shareholders. The Committee assists the Board in fulfilling its oversight responsibilities by reviewing (1) the integrity of Gabelli's financial statements and financial reporting process; (2) the qualifications and independence of the independent auditors and performance of Gabelli's internal audit function and independent auditors; (3) compliance with legal and regulatory requirements; and (4) such other matters as directed by the Board or this Charter.

                          DUTIES AND RESPONSIBILITIES

     The Audit Committee shall have the following duties and responsibilities in addition to any others that may be assigned by the Board:

A.  GENERAL

     1. Oversee the quality and objectivity of Gabelli's financial statements and the independent audit thereof.

     2. Review and evaluate any issues raised by the independent auditors or management regarding the accounting or financial reporting policies and practices of Gabelli and its internal controls.

     3. Act as a liaison between Gabelli's independent auditors and the full Board of Directors.

B.  SPECIFIC

Oversight of Financial Disclosure Matters

QUARTERLY

     1. Discuss with management and the independent auditors:

       (a) any significant financial reporting issues, analyses and judgments made in connection with the preparation of Gabelli's financial statements, including any significant changes in Gabelli's selection or application of accounting principles or methods;

       (b) any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in Gabelli's internal controls;

       (c) the development, selection, and disclosure of critical accounting estimates; and

       (d) analyses of the effect of alternative assumptions, estimates or GAAP methods on Gabelli's financial statements.

     2. Discuss with management, the independent auditors and internal audit the effect of regulatory and accounting initiatives as well as off-balance sheet structures on Gabelli's financial statements.

     3. Review and discuss with management and the independent auditors the information to be provided in Gabelli's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as the nature of and process for providing information to analysts and ratings agencies.

     4. review and discuss the quarterly financial statements, including Gabelli's disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations," with management and the independent auditors prior to the filing of the Form 10-Q (or prior to the press release of results, if possible), including for the purpose of determining that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the Audit Committee by the auditors. The chair of the Committee, or his nominee, may represent the entire Committee for purposes of this review.

     5. Discuss with management Gabelli's major risk exposures and the steps management has taken to monitor and control such exposures, including Gabelli's risk assessment and risk management policies.

ANNUALLY

     1. Review the financial statements contained in the annual report to shareholders, including Gabelli's disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations," with management and the independent auditors, including for the purpose of ascertaining if the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders including:

       (a) the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices;

       (b) their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization's accounting principles and underlying estimates;

       (c) their reasoning in accepting or questioning significant estimates by management; and

       (d) other significant decisions made in preparing the financial statements.

     2. Submit a report to the SEC in the proxy statement relating to each annual meeting of shareholders at which directors are to be elected indicating whether it has:

       (a) reviewed and discussed Gabelli's audited financial statements with management and independent auditors;

       (b) discussed the matters outlined in SAS 61 "Communication with Audit Committees" with the independent auditors; and

       (c) discussed independence issues with the independent auditors and received a formal written statement delineating all the relationships between them and Gabelli.

  Oversight of the Relationship with the Independent Auditors

     1. Retain sole authority to hire, retain, oversee and terminate the independent auditors.

     2. Retain sole authority to pre-approve all audit and non-audit services provided by the independent auditors in accordance with our Audit and Non-Audit Services Pre-Approval Policy and will not engage the independent auditors to perform non-audit services prohibited by law or regulation. This authority may be delegated to a member of the Audit Committee. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

     3. Ensure receipt from the independent auditors of a formal written statement delineating all the relationships between them and Gabelli, consistent with the Independence Standards Board Standard 1; evaluate the independence of the auditors; and actively engage in a dialogue with them regarding matters that might reasonably be expected to affect their independence.

     4. Obtain and review at least annually a report from the independent auditors describing the independent auditors' internal quality-control procedures; and any material issues raised by the most recent internal quality-control review or peer review or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting any independent audits conducted by them, as well as any steps taken to deal with such issues; evaluate the independent auditors' qualifications, performance and independence; consider whether there should be periodic rotation of the independent auditors and present its conclusions to the full board.

     5. Meet with Gabelli's independent auditors, at least twice a year and more often if required, to review the conduct and the results of each external audit of Gabelli's financial statements, including:

       (a)their judgment as to adequacy of the internal controls;

       (b)their findings and recommendations on internal controls maintained by Gabelli together with the responses of management, including the status of previous audit recommendations;

       (c) their views as to the adequacy and clarity of disclosures in Gabelli's financial statements in relation to generally accepted accounting principles;

       (d) all critical accounting policies and practices to be used and any changes in Gabelli's accounting policies and methods for accounting for significant unusual transactions or for controversial or emerging areas;

       (e) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of such alternatives and the independent auditors' preferred treatment;

       (f) other material written communications with management;

       (g) their views about how Gabelli's choices of accounting and tax principles, disclosure practices and valuation policies may affect shareholders and public views and attitudes about Gabelli;

       (h) any significant audit problems, serious difficulties or disputes with management encountered during the course of the audit and management's response;

       (i) inquiries about significant risks and exposures and steps management has taken to minimize such risks to Gabelli;

       (j) any significant changes to the audit plan; and

       (k) matters outlined in Statement on Auditing Standards No. 61 "Communication with Audit Committees" to be discussed with the independent auditors.

     6. Resolve disagreements between management and the independent auditors regarding financial reporting.

  Oversight of the Internal Audit Department

     1. Review the annual audit plan of the internal audit department, including for the purpose of assessing the ability of the internal audit department to provide management and the Committee with ongoing assessments of Gabelli's risk management processes and systems of internal control.

     2. Review and advise on the selection and removal of senior internal audit personnel.

     3. Periodically review with internal audit department any significant difficulties, disagreements with management or scope restrictions encountered in the course of the department's work.

     4. Periodically review the activities, responsibilities, budget and qualifications of the internal audit department.

  Other Responsibilities

      1. Consider, in consultation with the independent auditors, the scope and plan of upcoming external audits to assure completeness of coverage and effective use of audit resources, and review with them their conclusions regarding Gabelli's accounting and internal control procedures.

      2. Investigate improprieties or suspected improprieties in Gabelli's operations or accounting.

      3. Review procedures for:

         (a) the receipt, retention and treatment of complaints received by Gabelli regarding accounting, internal accounting controls, or auditing matters; and

         (b) the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.

      4. Report its findings to the Board of Directors on a regular and timely basis.

      5. Meet periodically with management, the independent auditors and internal audit in separate executive sessions to discuss pertinent matters.

      6. Set the hiring policies for employees or former employees of the independent auditors.

      7. Authorize and oversee investigations into any matters within the Audit Committee's scope of responsibilities, or as specifically delegated to the Committee by the Board of Directors.

      8. The Audit Committee shall be empowered to retain independent counsel and other professionals to assist it in carrying out its responsibilities under this charter.

      9. The Audit Committee shall be empowered to obtain appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors and to any counsel or other professionals referred to in Item 8 above.

     10. Review and reassess the adequacy of this charter on an annual basis and propose any changes for the approval of the full Board of Directors.

     11. Prepare annually a self-assessment relative to the Audit Committee's purpose, duties and responsibilities outlined herein.

                                  CHAIRPERSON

     The Board will appoint a member as Chair of the Audit Committee. In the event of the Chairperson's absence, the Committee may select another member as Chairperson.

                                    MEETINGS

     The Audit Committee will determine the date, time and place for its meetings. The Committee may meet on written or verbal notice from the Chairperson or upon notice from the independent auditors. Any member of the Committee may also call a special meeting of the Committee by written request and invite other Committee members to attend. The Committee may establish those procedures for the conduct of its business it deems appropriate, such procedures to be in keeping with those adopted by the Board. All decisions will be by majority vote. In the event of a tie, the Chairperson will have the casting vote.

                                     QUORUM

     A majority, but not fewer than two, members of the Audit Committee constitute a quorum for the transaction of business.

                                   DECISIONS

     The Audit Committee will report its recommendations and decisions to the Board at the Board's next regular meeting.

                             SECRETARY AND MINUTES

     The Chairperson of the Audit Committee will appoint a person to act as Secretary of the Committee. The minutes of the Committee meetings will be in writing and duly entered in the books of Gabelli.

                                      PROXY

                          GABELLI ASSET MANAGEMENT INC.

                    Proxy Solicited by the Board of Directors
              for the Annual Meeting of Shareholders, May 11, 2004

                  (see Proxy Statement for discussion of items)


      The undersigned hereby appoints Mario J. Gabelli, James E. McKee and Michael R. Anastasio, and each of them, jointly and severally, as proxies, with power of substitution, to vote all shares of Gabelli Asset Management Inc. Class A Common Stock which the undersigned is entitled to vote on all matters which may properly come before the 2004 Annual Meeting of Shareholders of Gabelli Asset Management Inc., or any adjournment thereof.

  SEE                                                                     SEE
REVERSE              CONTINUED AND TO BE SIGNED ON REVERSE SIDE         REVERSE
  SIDE                                                                   SIDE

[X]  Please mark
     votes as in this
     example

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.


1.  Election of nine directors, each for a one-year term.

Nominees: (01) Edwin L. Artzt, (2) Raymond C. Avansino, Jr., (03) John C. Ferrara, (04) John D. Gabelli, (05) Mario J. Gabelli, (06) Karl Otto Pohl, (07) Robert S. Prather, Jr., (08) Frederic V. Salerno and (09) Vincent S. Tese

   FOR                  WITHHOLD
   ALL    [ ]           FROM ALL [ ]
 NOMINEES               NOMINEES

[ ]________________________________________
   For all nominees except as noted above

The shares represented by this Proxy Card will be voted as specified, but if no specification is made they will be voted FOR Item 1 and at the discretion of the proxies on any other matter that may properly come before the meeting.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING           [ ]

MARK HERE FOR ADDRESS CHANGE AND NOTE CHANGES AT LEFT [ ]

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full name and title as such.

Please sign, date and return promptly in the accompanying envelope.

Signature:                Date:          Signature:                Date:
           ---------------      ---------          ---------------      --------